Exhibit 10.28

UNIVERSAL CORPORATION

Performance Stock Units Award Agreement

THIS PERFORMANCE STOCK UNITS AWARD AGREEMENT, effective as of the Award Date, between Universal Corporation, a Virginia corporation (the “Company”), and the Participant, is made pursuant and subject to the Company’s 2023 Stock Incentive Plan, as approved on August 1, 2023, which is incorporated herein by reference, and any future amendments thereto (the “Plan”). All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan. For purposes of this Agreement, the term “Performance Stock Unit” shall have the same meaning as the term “Stock Unit” used in the Plan. This agreement, along with the accompanying letter detailing an award of Performance Stock Units to the Participant (“Award Letter”), constitutes a single agreement governing the terms and conditions of the Participant’s award under the Plan, and is referred to herein as the “Agreement.”

1.Award of Performance Stock Units. Pursuant to the Plan and this Agreement, the Company granted to Participant the number of Performance Stock Units specified in the Award Letter. Each Performance Stock Unit represents the right to receive one share of Common Stock upon and to the extent of satisfaction of the requirements set forth in this Agreement.

2.Terms of Award and Definitions.

(a)Award Date is the date of the Award Letter.

(b)Change of Control means:

(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of item (iii) of this subsection 2(b); or

(ii)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)Participant is the individual named in the Award Letter.

(d)Performance Period means the period specified in the Award Letter over which the Award is earned.

(e)Performance Stock Units means an award denominated in the Company’s shares of Common Stock in the amount specified in the Award Letter.

(f)Retirement or Retire means, for purposes of this Agreement, the Participant’s “separation from service” (within the meaning of Section 1.409A-1(h) of the U.S. Treasury Regulations, applying the default terms thereof) on or after age 55 with at least five (5) years of service. Years of service to be determined in the same manner as provided in the Employees’ Retirement Plan of Universal Leaf Tobacco Company, Incorporated as in effect at the time of such separation.

(g)Target means the level of attainment of the Performance Measure(s) established by the Committee and described in the Award Letter at which 100% of the Performance Stock Units are deemed to have been earned.

3.Earning the Award.

(a)Except as provided in subsection (b) below, the Award of Performance Stock Units is subject to the attainment of a Performance Measure(s) established by the Committee, and will be earned based on the level of attainment of the Performance Measure(s) relative to the Target described in the Award Letter.

(b)A Participant shall continue to be entitled to the Performance Stock Units if, while the Participant is employed by the Company or an Affiliate, the Participant Retires, dies or becomes Disabled during the Performance Period, subject to attainment of the Performance Measure(s) through the end of the Performance Period unless provided otherwise below in the event of death and subject to Section 6. The amount, if any, actually earned by such Participant shall be determined based on attainment of the Performance Measure(s) relative to Target through the end of the Performance Period, and shall be paid to such Participant in accordance with Section 5 at the same time payment would have been made had the Participant remained actively employed; provided, however, in the event of the Participant’s death, the Committee, at its sole discretion, may do one or more of the following: (i) base the number of Performance Stock Units earned on attainment of the Performance Measure(s) relative to the Target through the date of the Participant’s death, or (ii) deem such Participant’s Performance Stock Units to have been earned at the Target as of the date of death, or (iii) accelerate payment upon death, provided payment is made no later than the last day of the first calendar year following the calendar year during which the Participant’s death occurs (but in no event shall payment occur later than the time of payment set forth in Section 5). The corresponding amounts payable for Performance Stock Units shall be paid in the form described in Section 5.

4.Forfeiture of Award. A Participant whose employment is terminated (other than for reasons of the Participant’s death, Retirement or following a determination of Disability) prior to the end of the Performance Period will forfeit the award of Performance Stock Units effective upon termination.

5.Vesting and Settlement of Award. The Stock Units shall vest subject to the approval by the Compensation Committee of the attainment of the Performance Measure(s), relative to the percent-of-target table for such performance described in the Award Letter. Upon approval by the Compensation Committee, the Company shall deliver to the Participant payment for each earned and vested Performance Stock Unit, with such payment to be made in shares of Common Stock. Except to the extent Section 6 applies, payment shall be made within ninety (90) calendar days following the last day of the Performance Period, subject to the following:

(a)Except in the case of death, Disability or Retirement, the Participant must be employed by the Company or an Affiliate on the last day of the performance period, and shall have no right with respect to any Award or a portion thereof, until such Award vests in accordance with Section 4.

(b)Unless the Participant pays to the Company in cash (or provides for the payment of) the withholding taxes on the income realized from the payment for Performance Stock Units prior to or at the time of the date of payment, the Company shall withhold from the shares of Common Stock payable to the Participant the number of shares of Common Stock which on the payment date have a fair market value (determined by the Company for tax withholding purposes) that equals the amount of taxes required to be withheld by the Company.

(c)If the Committee determines, in its sole discretion, that a Participant at any time has willfully engaged in any activity that the Committee determines was or is harmful to the Company, then the Committee may cause any unpaid pending Award to be forfeited in part or in whole. In the event of a material restatement of financial statements, the Committee may cause this Award to be forfeited or the Company may seek a recoupment of payments made under this Award. In addition, the Committee may cause this Award to be forfeited or the Company may seek a recoupment of payments made under this Award in the event of the Participant’s ethical misconduct. In addition, this Award shall be subject to the Universal Corporation Dodd-Frank Clawback Policy, effective as of October 2, 2023 and any other recoupment policy the Company may adopt or any other applicable law.

(d)Fractional shares of Common Stock shall not be issuable hereunder upon payment, and when any provision hereof may entitle the Participant to a fractional share, such fraction shall be disregarded.

6.Change of Control.

(a)Notwithstanding any other provision of this Agreement to the contrary:

(i)in the event of a Change of Control as described in Sections 2(b)(ii)-(iv), all unvested Performance Stock Units not previously forfeited shall become vested and (if the Change of Control occurs prior to the end of the Performance Period) shall be deemed to be earned at the Target; and

(ii)in the event of a Change of Control as described in Section 2(b)(i), a portion of the unvested Performance Stock Units not previously forfeited shall become vested and (if the Change of Control occurs prior to the end of the Performance Period) shall be earned based on attainment of the Performance Measure(s) relative to the Target as of the date of the Change of Control, as though the Performance Period ended on such date. The portion that vests pursuant to the preceding sentence shall be determined by multiplying the total number of outstanding Performance Stock Units by a fraction, the numerator of which is the number of whole months in the Performance Period that have elapsed since the beginning of the Performance Period through the date of the Change of Control and the denominator of which is the number of whole months in the entire Performance Period. If the Participant has already vested due to death, Disability or Retirement prior to the date of the Change of Control but has not yet been paid, then, notwithstanding the provisions of Section 3(b), the above pro-ration shall apply to the Participant’s Performance Stock Units. The Committee shall have the power in accordance with Section 8 to calculate the attainment of the Performance Measure(s) as of the date of the Change of Control or determine the basis on which the attainment of the Performance Measure(s) as of such date will be calculated. For the avoidance of doubt, the Performance Stock Units lost due to pro-ration pursuant to this Section 6(a)(ii) will not vest and will be deemed forfeited upon the Change of Control event described in Section 2(b)(i).

(b)Notwithstanding any other provision of this Agreement to the contrary, upon a Change of Control, all Performance Stock Units, to the extent earned and vested, shall be settled in the form described in Section 5 but shall be paid upon the earlier of (i) within twenty-five (25) business days following the date of the event triggering vesting under this Section 6 or (ii) the original payment period set forth in Section 5; provided, however, that, if the Participant is or will become eligible for Retirement prior to the last day of the Performance Period, payment shall only be accelerated in accordance with subsection (b)(i) if the Change of Control is a change in ownership of stock or assets or change in effective control within the meaning set forth in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, but only to the extent such meaning is more restrictive than the definition otherwise provided in this Agreement.

7.No Rights of a Shareholder. The Participant does not have any rights of a shareholder until the Performance Stock Units are delivered to the Participant under Section 5 or Section 6. No dividend equivalents shall be paid or credited on the Performance Stock Units.

8.Nontransferability. The Performance Stock Units granted under this Agreement shall be nontransferable.

9.Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time by the Board of Directors, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, in its sole discretion, all of which shall be binding upon the Participant.

10.No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

11.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

12.Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

13.Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

14.Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

15.Section 409A. It is intended that the Performance Stock Units granted under this Agreement avoid application of, or, if the Participant is or will become eligible for Retirement prior to the last day of the Performance Period, comply in all respects with the requirements of, Sections 409A(a)(2) through (4) of the Code and the applicable U.S. Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Performance Stock Unit Agreement shall be interpreted for all purposes in accordance with this intent. In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Participant shall be solely liable for the payment of any such taxes, penalties or interest.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

UNIVERSAL CORPORATION		PARTICIPANT

By:
	«NAME»	«PARTICIPANT»
	«TITLE»	Date:

Date:	«AWARDDATE»

«AWARDDATE»

Award Letter Performance Stock Units

«PARTICIPANT»:

We are pleased to inform you that the Universal Corporation Compensation Committee (the “Committee”) has awarded you «AWARDNUMBER» Performance Stock Units, subject to the terms and conditions set forth below, and the accompanying Performance Stock Units Award Agreement.

The Award Date for this Award is «AWARDDATE».

The Performance Period is the period beginning [•] and ending on [•].

The Performance Measure is [•] for the Performance Period, as calculated and approved by the Committee. [•] for the Performance Period will be calculated in the following manner:

1.The adjusted diluted earnings per share for each fiscal year in the Performance Period will be determined as follows: [•]

The Target set for the Performance Measure applicable to your Performance Stock Units is [•].

You will earn your Performance Stock Units Award based on the Company’s [•] for the Performance Period as set forth below:

[•] for the Performance Period	Percentage of Performance Stock Units Earned
[•]	[•]% of Performance Stock Units granted
[•]	[•]% of Performance Stock Units granted
[•]	[•]% of Performance Stock Units granted
[•]	[•]% of Performance Stock Units granted
[•]	[•]% of Performance Stock Units granted
[•]	[•]% of Performance Stock Units granted
[•]	[•]% of Performance Stock Units granted

Straight-line interpolation shall be used to determine the percentage in the event [•] for the Performance Period does not fall directly on one of the [•] amounts listed in the above chart.

Please sign and date below to acknowledge your receipt of this Award Letter.

UNIVERSAL CORPORATION PARTICIPANT

_______________________
«NAME» «PARTICIPANT»
«TITLE»
Date: ___________________

Date: «AWARDDATE»